SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT


                       Pursuant to Section 13 or 15[d] of
                      The Securities Exchange Act of 1934



                       Date of Report:  November 10, 2004




                            TECHNICAL VENTURES INC.
                             [Name of Registrant]



         New York                 33-2775-A                     13-3296819
 [State of Incorporation]      [Commission File]             [IRS Ident. No.]



    3411 McNicoll Ave., Unit 11, Scarborough, Ontario, Canada M1V 2V6
                  [Address of Principal Executive Offices]

                   Registrant Telephone No. 416/299-9280



















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ITEM  5.02  ELECTION OF DIRECTOR;  DEPARTURE OF DIRECTOR


(c)   On November 4th, 2004, Mr. Frank Mortimer, Director,
      President and CEO of the company placed the name of Dr. David Venutri forward for nomination to the Board of Directors of the company. The Board of Directors unanimously resolved that Dr. Venturi be elected.

	Dr. Venturi is a Doctor of Medicine, graduate of the University of Toronto, Advanced Cardiopulmonary
        Life Support and Advanced Trauma Life Support.

        Additionally he holds a M.A.Sc. Institute for Aerospace Studies, University of Toronto. A Gold
        Medalist in B.Sc., Honors Physics from the University of Windsor.

        Dr. Venturi is widely published in medical, physics and aerospace research.



(b) On November 5th, 2004, Mr. Bryan Carter a Vice President and Director of Technical Ventures Inc. resigned his position with the company.

     Mr. Carter, having served in these positions since 1986, felt it necessary to resign due to poor health and that he had relocated to British Columbia, Canada.

     With regret and expressing best wishes for the future, the Board of Directors unaminously resolved to accept Mr. Carter's resignation.


This Form 8-K may contain forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995; The actual results could differ materially from those set forth in the forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results, and other risks.




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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.





                                      TECHNICAL VENTURES INC.
                                            (Registrant)




                                   By:/s/Larry Leverton
                                      _________________________
                                      Larry Leverton
                                      Secretary and Treasurer


Dated:  November 10, 2004




























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